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                                                                     EXHIBIT 5.1

                 OPINION OF HELLER EHRMAN WHITE & MCAULIFFE LLP

December 20, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

      We have acted as counsel to Symantec Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") which the Company proposes to file with the Securities and Exchange Commission on or about December 12, 2002 for the purpose of registering under the Securities Act of 1933, as amended, 6,690,000 shares of its $0.01 par value Common Stock (the "Shares"). Of the Shares, 6,400,000 are issuable under the Symantec Corporation 1996 Equity Incentive Plan (the "1996 Plan"), 250,000 are issuable under the Symantec Corporation 2002 Executive Officers' Stock Purchase Plan (the "2002 Plan", and, together with the 1996 Plan, the "Plans"), and 40,000 are issuable pursuant to a Stock Option Agreement dated January 1, 2000 (the "Agreement").

      We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

      In rendering our opinion, we have examined the following records, documents and instruments:

      (a) The Restated Certificate of Incorporation of the Company, certified by the Delaware Secretary of State as of December 9, 2002, and certified to us by an officer of the Company as being complete and in full force as of the date of this opinion;

      (b) The Amended and Restated Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

      (c) A Certificate of Good Standing relating to the Company issued by the Secretary of State of the State of Delaware as of December 9, 2002;

      (d) A Certificate of Status Foreign Corporation issued by the Secretary of State of the State of California as of December 9, 2002;

      (e) A Certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors, including any committee thereof, and shareholders of the Company relating to the Shares, and (ii) certifying as to certain factual matters;

      (f)   The Registration Statement;

      (g)   The Plans;

      (h)   The Agreement; and
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      (i)   A letter from EquiServe, the Company's transfer agent, dated
            December 10, 2002, as to the number of shares of the Company's Common Stock that were outstanding on December 9, 2002.

      This opinion is limited to the federal law of the United States of America and the Delaware General Corporation Law, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

      Based on the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and issued, (ii) the full consideration stated in the Plans and the Agreement is paid for each Share and that such consideration in respect of each Share includes payment of cash or other lawful consideration, (iii) appropriate certificates evidencing the Shares are executed and delivered by the Company, and (iv) all applicable securities laws are complied with, it is our opinion that the Shares covered by the Registration Statement, when issued by the Company, will be validly issued, fully paid and nonassessable.

      This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,

                                         /s/Heller Ehrman White & McAuliffe LLP